AGREEMENT AND PLAN OF MERGER

                                  by and among

                           BAXTER INTERNATIONAL INC.,

                             RHB1 ACQUISITION CORP.

                                       and

                                 SOMATOGEN, INC.

                          Dated as of February 23, 1998










===============================================================================


                                TABLE OF CONTENTS


                                                                                                            Page(s)

ARTICLE I    THE MERGER.........................................................................................6

          Section 1.1    The Merger.............................................................................6
          Section 1.2    Effective Time of the Merger...........................................................6
          Section 1.3    Closing................................................................................6
          Section 1.4    Effects of the Merger..................................................................6
          Section 1.5    Certificate of Incorporation and Bylaws................................................6
          Section 1.6    Directors..............................................................................7
          Section 1.7    Officers...............................................................................7

ARTICLE II    CONVERSION OF SHARES..............................................................................7
          Section 2.1    Merger Consideration...................................................................7
          Section 2.2    Exchange Ratio for Company Stock Options...............................................8
          Section 2.3    Dissenter's Rights.....................................................................9
          Section 2.4    Exchange of Certificates Representing Shares...........................................9
          Section 2.5    Dividends.............................................................................10
          Section 2.6    No Fractional Shares..................................................................10
          Section 2.7    Closing of Company Transfer Books.....................................................10
          Section 2.8    Unclaimed Amounts.....................................................................10
          Section 2.9    Lost Certificates.....................................................................10

ARTICLE III    REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY.......................................................................11
          Section 3.1    Organization and Qualification; Subsidiaries..........................................11
          Section 3.2    Capitalization........................................................................12
          Section 3.3    Authority.............................................................................13
          Section 3.4    Consents and Approvals; No Violation..................................................13
          Section 3.5    Company SEC Reports...................................................................14
          Section 3.6    Financial Statements..................................................................15
          Section 3.7    Absence of Undisclosed Liabilities....................................................15
          Section 3.8    Absence of Certain Changes............................................................15
          Section 3.9    Taxes.................................................................................16
          Section 3.10   Litigation............................................................................16
          Section 3.11   Employee Benefit Plans; ERISA.........................................................17
          Section 3.12   Environmental Matters.................................................................19
          Section 3.13   Compliance with Applicable Laws.......................................................20
          Section 3.14   Material Contracts....................................................................20
          Section 3.15   Intellectual Property Rights..........................................................20
          Section 3.16   Insurance.............................................................................22
          Section 3.17   Opinion of Financial Advisor..........................................................22
          Section 3.18   Rights Agreement; Takeover Laws.......................................................22
          Section 3.19   Company Disclosure....................................................................22
          Section 3.20   Labor Matters.........................................................................23
          Section 3.21   WARN Act..............................................................................23
          Section 3.22   Transactions with Related Parties.....................................................23
          Section 3.23   Absence of Certain Payments...........................................................24
          Section 3.24   Title to Properties; Absence of Liens and
                                  Encumbrances; Condition of Equipment.........................................24
          Section 3.25   FDA Matters...........................................................................25
          Section 3.26   Registration Statement and Proxy Statement/Prospectus.................................25
          Section 3.27   Brokers...............................................................................25


ARTICLE IV    REPRESENTATIONS AND WARRANTIES
                          OF BAXTER AND MERGER SUB.............................................................26
          Section 4.1    Organization..........................................................................26
          Section 4.2    No Ownership of Company Common Stock..................................................26
          Section 4.3    Capitalization........................................................................26
          Section 4.4    Authority.............................................................................26
          Section 4.5    Baxter Stockholder Approval...........................................................27
          Section 4.6    Consent and Approvals; No Violation...................................................27
          Section 4.7    Merger Sub's Operations...............................................................28
          Section 4.8    Baxter SEC Reports....................................................................28
          Section 4.9    Baxter Disclosure.....................................................................28
          Section 4.10   Baxter Financial Statements...........................................................28
          Section 4.11   Registration Statement and Proxy Statement/Prospectus.................................29
          Section 4.12   Brokers...............................................................................29
          Section 4.13   Shares................................................................................29

ARTICLE V    COVENANTS OF THE COMPANY..........................................................................29
          Section 5.1    Ordinary Course.......................................................................29
          Section 5.2    Rule 145 Affiliates...................................................................31
          Section 5.3    No Solicitation.......................................................................31
          Section 5.4    No WARN Act Activities................................................................32
          Section 5.5    Stockholders' Meeting.................................................................33
          Section 5.6    Rights Plan...........................................................................33
          Section 5.7    Company Stock Option Plans............................................................33

ARTICLE VI      COVENANTS OF BAXTER AND MERGER SUB.............................................................33
          Section 6.1    Directors' and Officers' Indemnification and Insurance................................33
          Section 6.2    Blue Sky..............................................................................34
          Section 6.3    CPR Agreement.........................................................................34
          Section 6.4    NYSE Listing..........................................................................35
          Section 6.5    Employment Matters....................................................................35


ARTICLE VII    MUTUAL COVENANTS................................................................................35
          Section 7.1    Access to Information; Confidentiality................................................35
          Section 7.2    HSR Act...............................................................................36
          Section 7.3    Consents and Approvals................................................................36
          Section 7.4    Publicity.............................................................................36
          Section 7.5    Filings with the Commission...........................................................36
          Section 7.6    Advice of Changes.....................................................................37
          Section 7.7    Additional Agreements.................................................................37
          Section 7.8    Tax Matters...........................................................................37

ARTICLE VIII    CONDITIONS TO CONSUMMATION OF
                             THE MERGER........................................................................37
          Section 8.1    Conditions to Each Party's Obligation to
                                Effect the Merger..............................................................37
          Section 8.2    Conditions of Obligations of Baxter and Merger Sub....................................38
          Section 8.3    Conditions of Obligations of the Company..............................................39

ARTICLE IX    TERMINATION, AMENDMENT AND WAIVER................................................................40
          Section 9.1    Termination...........................................................................40
          Section 9.2    Effect of Termination and Abandonment.................................................41

ARTICLE X    GENERAL PROVISIONS................................................................................41
          Section 10.1   Fees and Expenses.....................................................................41
          Section 10.2   Amendment and Modification............................................................42
          Section 10.3   Nonsurvival of Representations and Warranties.........................................42
          Section 10.4   Notices...............................................................................42
          Section 10.5   Definitions; Interpretation...........................................................43
          Section 10.6   Specific Performance..................................................................43
          Section 10.7   Counterparts..........................................................................43
          Section 10.8   Entire Agreement; No Third-Party Beneficiaries........................................43
          Section 10.9   Severability..........................................................................43
          Section 10.10  Governing Law.........................................................................43
          Section 10.11  Assignment............................................................................43


ANNEX A..Form of CPR Certificate
ANNEX B..Form of Affiliate Letter
ANNEX C..Form of Opinion of Cooley Godward LLP
ANNEX D..Form of Opinion of Thomas J. Sabatino, Jr., General Counsel of Baxter


                          AGREEMENT AND PLAN OF MERGER



                  AGREEMENT AND PLAN OF MERGER, dated as of February 23, 1998 (this "Agreement"), by and among Baxter International Inc., a Delaware corporation ("Baxter"), RHB1 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Baxter ("Merger Sub"), and Somatogen, Inc., a Delaware corporation (the "Company").

                  WHEREAS, it is the intention of the parties that the Company merge with and into Merger Sub (the "Merger"), with Merger Sub surviving as a wholly owned subsidiary of Baxter;

                  WHEREAS, the Board of Directors of each of Baxter, Merger Sub and the Company has determined that the transactions contemplated by this Agreement, including, without limitation, the Merger, are advisable and in the best interest of their respective corporations and stockholders and have approved this Agreement;

                  WHEREAS, as a condition to the willingness of Baxter and Merger Sub to enter into this Agreement, Eli Lilly and Company, an Indiana corporation and a stockholder of the Company, and Merger Sub shall have entered into a Voting Agreement, dated the date hereof, providing, among other things, that such stockholder will vote all of the shares of capital stock of the Company owned by it in favor of the Merger; and

                  WHEREAS, each of Baxter and the Company desires that the merger qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company shall be merged with and into Merger Sub in accordance with this Agreement and the separate existence of the Company shall cease. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

                  Section 1.1 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing, on the Closing Date (as defined in Section 1.3). The Merger shall become effective as of the date and at such time as the Certificate of Merger, pursuant to Section 251 of the DGCL, and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by the Company and Merger Sub and specified in the Certificate of Merger (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

                  Section 1.2 Section Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VIII hereof, the closing of the Merger (the "Closing") will take place at 8:00 a.m., Chicago time, on a date to be specified by the parties, which shall be no later than the second Business Day (as defined below) after the satisfaction or waiver of the conditions to Closing contained in Article VIII, at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606-1285, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date." "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chicago, Illinois or Denver, Colorado are not required to be open.

                  Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5 Certificate of Incorporation and Bylaws. (a) Subject to Section 6.1, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

                           (b)      Subject to  Section  6.1,  the bylaws of
Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

                  Section 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified.

                  Section 1.7 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE II

                              CONVERSION OF SHARES

                  Section 2.1 Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof:

                           (a)      Each share of Common  Stock,  par value
$.001 per share, of the Company (the "Company Common Stock"), held by Baxter or any subsidiary of Baxter shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefor.

                           (b) Each share of  Company  Common  Stock  issued and
outstanding immediately prior to the Effective Time, other than (x) shares of Company Common Stock to be cancelled in accordance with Section 2.1(a) and (y) Dissenting Shares (as defined in Section 2.3), shall be converted into the right to receive, without withholding or deduction on account of any tax, levy, impost or other governmental charge:

                                    (i) the  fraction  of a  share  (calculated
and rounded to the nearest ten-thousandth of one share) of Common Stock, par value $1 per share, of Baxter ("Baxter Common Stock"), the numerator of which fraction shall be (A) $9.00, and the denominator of which shall be (B) the Baxter Stock Price (as defined in Section 2.1(c) below) (the "Share Consideration").

                                    (ii) a  Contingent  Payment  Right (a "CPR")
(as defined in the certificate representing the CPR substantially in the form of Annex A attached hereto (the "CPR Certificate")). The CPR Certificates will be issued by Baxter pursuant to a Contingent Payment Rights Agreement (the "CPR Agreement") to be entered into between Baxter and First Trust National Association, a national association (the "Trustee"). The consideration referred to in (subparagraphs (i) and (ii) of this Section 2.1(b) is hereinafter referred to as the "Merger Consideration").

                  All such shares of Company Common Stock converted, in accordance with Section 2.1, into the right to receive Merger Consideration (the "Shares"), when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except to receive the Merger Consideration, without interest thereon, upon surrender of such Certificates.

                           (c)  For purposes of calculating the Share Considera-
tion, the "Baxter Stock Price" shall be an amount equal to the average closing sale price of a share of a Baxter Common Stock on United States stock exchanges as reported in The Wall Street Journal under the caption New York Stock Exchange ("NYSE") Composite Transactions or, if not available, such other authoritative publication as may be reasonably selected by Baxter, for the ten consecutive trading days ending on and including the fifth trading day prior to the Closing Date. In the event Baxter changes (or establishes a record date for changing) the number or kind of shares of Baxter Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Baxter Common Stock and the record date therefor shall be prior to the Effective Time, the Share Consideration shall be proportionately adjusted in such manner as Baxter, Merger Sub and the Company shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as any of the foregoing shall have been issued, distributed or paid to the holders of shares of Baxter Common Stock generally.

                           (d) Each  share of Common  Stock,  par value $.01 per
share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  Section 2.2 Exchange Ratio for Company Stock Options. Each employee, consultant and director or other option (individually, a "Company Stock Option") not previously exercised, outstanding immediately prior to the Effective Time and granted under the Company's (i) Amended and Restated Stock Option Plan, (ii) Amended and Restated Nonemployee Director Stock Option Plan,
(iii) Amended and Restated Consultants Stock Option Plan and (iv) any other stock option plan or arrangement of the Company (collectively, (other than the Company's Employee Stock Purchase Plan (the "ESPP")) the "Company Stock Option Plans"), whether vested or unvested, will be exchanged or cancelled as provided in this Section 2.2. Each Company Stock Option having an exercise price of $11 or more that is outstanding immediately prior to the Effective Time shall be cancelled immediately prior to the Effective Time for no consideration. Each Company Stock Option (in the case of persons who are employed by or providing services to the Company as of the Effective Time, whether vested or unvested and in the case of persons who are no longer employed by or providing services to the Company, as of the Effective Time, only to the extent such Company Stock Option was vested on the date such person's employment or service with the Company ceased) having an exercise price of less than $9 that is outstanding immediately prior to the Effective Time shall be exchanged immediately prior to the Effective Time for (x) payment by the Company to the holder of such Company Stock Option, of an amount in cash equal to (1) the product of $9 and the number of shares of Company Common Stock subject to such Common Stock Option, less (2) the aggregate exercise price of such Common Stock Option and (y) the right to receive one CPR per share of Company Common Stock covered by such Company Stock Option. Each Company Stock Option (in the case of persons who are employed by or providing services to the Company as of the Effective Time, whether vested or unvested and in the case of persons who are no longer employed by or providing services to the Company, as of the Effective Time, only to the extent such Company Stock Option was vested on the date such person's employment or service with the Company ceased) having an exercise price that is greater than or equal to $9 and less than $11 that is outstanding immediately prior to the Effective Time, shall be exchanged immediately prior to the Effective Time for the right to receive one CPR per share of Company Common Stock covered by such Company Stock Option. The purchase period (as defined in the ESPP) (the "Purchase Period") in effect under ESPP shall terminate immediately prior to the Effective Time, and the payroll deductions accumulated during such Purchase Period shall then be applied to the purchase of shares of Company Common Stock in accordance with the ESPP (subject to participants' right to withdraw from such plan at any time). Any shares of Company Common Stock so issued under the ESPP shall be converted into the right to receive Merger Consideration in accordance with
Section 2.1(b). The Company and Baxter shall take such action as shall be required or necessary under the terms of the ESPP, and the Company Stock Option Plans and any other agreements pursuant to which a Company Stock Option was subject immediately prior to the Effective Time to effectuate the provisions of this Section 2.2, including, but not limited to, the amendment of such plans or agreements.

                  Section 2.3 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, as provided in Section 2.1(b) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consolidation to which such holder is entitled, without interest or dividends thereon. The Company shall give Baxter prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Baxter shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Baxter, make any payment with respect to or offer to settle, any such demands.

                  Section 2.4 Exchange of Certificates Representing Shares. (a) Baxter shall deposit, or shall cause to be deposited, with an exchange agent selected by Baxter and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II, (i) on the date of the Effective Time, certificates representing the number of shares of Baxter Common Stock and the CPR Certificates issuable as part of the Merger Consideration, and (ii) from time to time, cash to be paid in lieu of the issuance of fractional shares, as provided in Section 2.6 and as requested by the Exchange Agent, and dividends and other distributions payable in respect of the shares of Baxter Common Stock as provided in Section 2.5 (such cash, CPR Certificates and certificates for shares of Baxter Common Stock, if any, together with dividends or distributions with respect thereto being hereinafter referred to collectively as the "Exchange Fund").

                           (b)      Promptly  after the Effective  Time,  Baxter
shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of Shares and to each holder of record of Dissenting Shares (i) a letter of transmittal which shall (A) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and (B) be in customary form and (ii) instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash or other consideration to be paid as part of the Merger Consideration. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company (an "Unregistered Transfer"), a CPR Certificate and certificates representing the proper number of shares of Baxter Common Stock, if any, together with a check in an amount equal to the cash component, if any, of the Exchange Fund, will be issued to the transferee of the Unregistered Transfer when the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the Unregistered Transfer and to evidence that any applicable stock transfer taxes associated with such Unregistered Transfer were paid.

                 Section 2.5 Dividends. No dividends or other distributions with respect to shares of Baxter Common Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 2.4. Upon such surrender, all dividends and other distributions payable in respect of the shares of Baxter Common Stock to be issued in exchange therefor, on a date subsequent to, and in respect of a record date after the Effective Time, shall be paid, without interest, to the person in whose name the certificates representing the shares of Baxter Common Stock into which such Shares were converted are registered or as otherwise directed by that person. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest on any such dividends or distributions.

                 Section 2.6 No Fractional Shares. No certificates or scrip representing fractional shares of Baxter Common Stock shall be issued upon the surrender of Certificates pursuant to this Article II and no dividend, stock split or other change in the capital structure of Baxter shall relate to any fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional interest, each holder of a Certificate who would otherwise have been entitled to a fraction of a share of Baxter Common Stock upon surrender of Certificates pursuant to this Article II shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Baxter Stock Price.

                  Section 2.7 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

                  Section 2.8 Unclaimed Amounts. Any portion of the Exchange Fund which remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered by the Exchange Agent to Baxter. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Baxter for payment of the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions in respect of shares of Baxter Common Stock deliverable as part of the Merger Consideration, each as determined pursuant to this Agreement, in all cases without any interest thereon. None of Baxter, the Surviving Corporation, the Exchange Agent or any other Person will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  Section 2.9 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by Baxter, the posting by such person of a bond in such reasonable amount as Baxter may direct as indemnity against any claim that would be made against the Company, the Surviving Corporation or Baxter with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Exchange Fund deliverable in respect thereof pursuant to this Article II.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise disclosed to Baxter and Merger Sub in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the specific section herein to which the information in such letter relates) (the "Company Disclosure Letter") or as disclosed in the Company SEC Reports (as defined herein), the Company represents and warrants to Baxter and Merger Sub as follows:

                  Section 3.1 Organization and Qualification; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Section 3.1(a) of the Company Disclosure Letter, which includes each jurisdiction in which the character of the Company's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Material Adverse Effect (as defined below). The Company has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. The Company has delivered to Baxter a complete and correct copy of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and its Bylaws (the "Bylaws"), each as currently in effect. The Company is not in default in any material respect in the performance, observation or fulfillment of any provision of the Certificate of Incorporation or the Bylaws.

                           (b)      No Person (as defined below) is a Subsidiary
(as defined below).

                           (c) For purposes of this  Agreement,  (i) a "Material
Adverse Effect" shall mean any event, circumstance, condition, development or occurrence, individually or in the aggregate, causing, resulting in or reasonably likely to have a material adverse effect on the business (as now conducted or as now proposed by the Company to be conducted), results of operations or financial condition of the Company other than any event, circumstance, development or occurrence (A) arising from or relating to general business or economic conditions, (B) relating to or affecting the biotechnology industry generally, (C) relating to or affecting the hemoglobin-based oxygen therapeutics industry generally, (D) arising from or relating to any pre-clinical trials or studies conducted by the Company, and (E) arising from or relating to the development, discovery or commercialization of any present or proposed technology, processes or product that is (or that may reasonably be expected to be) competitive with or superior to any of the technology, processes or products of the Company, (ii) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least 50 percent or more of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party do not have a majority of the voting interest in such partnership), and (iii) "Person" shall mean any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  Section 3.2  Capitalization.  (a) The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, par value $.001 per share ("Company Preferred Stock"), and 35,000,000 shares of Company Common Stock, of which (i) 4,525,960 shares are reserved for issuance upon exercise of outstanding Company Stock Options under the Company's Amended and Restated Stock Option Plan; (ii) 300,000 shares are reserved for issuance under the ESPP; (iii) 180,000 shares are reserved for issuance under the Company's Amended and Restated Consultants Stock Option Plan; (iv) 470,000 shares are reserved for issuance under the Company's Amended and Restated Nonemployee Director Stock Option Plan and (v) 35,000 shares are reserved for issuance under other non-employee stock option agreements. As of December 31, 1997, (A) 20,921,839 shares of Company Common Stock were issued and outstanding, of which no shares of Company Common Stock were held in treasury, (B) no shares of Company Preferred Stock were issued or outstanding, (C) 2,593,433 Company Stock Options were issued and outstanding under the Company's Amended and Restated Stock Option Plan; (D) 61,000 Company Stock Options were issued and outstanding under the Company's Amended and Restated Consultants Stock Option Plan; (E) 201,250 Company Stock Options were issued and outstanding under the Company's Amended and Restated Nonemployee Director Stock Option Plan and (F) 35,000 Company Stock Options were issued and outstanding under other non-employee stock option agreements. Other than rights issued under the Rights Agreement, dated as of June 5, 1997 (the "Rights Agreement"), by and between the Company and Chase Mellon Shareholder Services, L.L.C., no agreement or other document grants or imposes on any shares of the Company Common Stock any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal) other than the right to vote on the Merger. All of the issued and outstanding shares of the Company Common Stock are, and all shares of Company Common Stock that may be issued pursuant the ESPP or to the exercise of outstanding Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company issued and outstanding. There are no stock appreciation rights with respect to the Company Common Stock (each, a "SAR") issued and outstanding. Except as otherwise permitted or contemplated by this Agreement or upon the exercise or termination of an outstanding Company Stock Option in accordance with its terms as set forth above, (x) there are no shares of the Company authorized, issued or outstanding and (y) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (including without limitation "earn-out" arrangements) obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of or Voting Debt of, or other equity interests in, or any interest relating to or whose value is dependent on the value of the equity interests in, the Company or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                           (b)    There are no voting trusts or other agreements
or understandings to which the Company is a party with respect to the voting of the shares of the Company. Except as expressly contemplated by this Agreement, the Company will not be required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, as a result of the transactions contemplated by this Agreement.

                  Section 3.3 Authority.  The Company has full  corporate  power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of a majority of the shares of Company Common Stock outstanding on the record date to be established for the special meeting of the stockholders of the Company to vote on the Merger as contemplated by
Section 5.6 hereof (the "Special Meeting"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary, as a matter of law or otherwise, for the consummation of the transactions contemplated hereby, other than the adoption of this Agreement by the Company's stockholders at the Special Meeting. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each of Baxter and Merger Sub, is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

                  Section 3.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

                           (a)      conflict  with or result in any breach of
any provision of the  Certificate  of Incorporation or the Bylaws;

                           (b)      require  any  consent,   approval,  order,
authorization or permit of, or registration, filing with or notification to, any court, governmental or regulatory authority or agency (a "Governmental Entity") or any private third party, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "Commission") of (A) a proxy statement relating to the Special Meeting to be held in connection with the transactions contemplated by this Agreement (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus"), if such approval is required by law and (B) such reports under Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) the delivery of a prospectus supplement to holders of Company Stock Options pursuant to the applicable securities laws and
(v) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement;

                           (c)      result in any  violation  of or the  breach
of or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to, a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, losses or the imposition of liens as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

                           (d)      violate  the provisions  of any order, writ,
injunction, judgment, decree, statute, rule or regulation applicable to the Company, in such a manner as to (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement; or

                           (e)      result in the creation of any lien,  charge
or encumbrance upon any shares of capital stock, properties or assets of the Company under any agreement or instrument to which the Company is a party or by which the Company is bound, in such a manner as to (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement.

                  Section 3.5 Company SEC Reports. The Company has filed with the Commission, and has heretofore made available to Baxter true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document, as amended (including exhibits thereto), including, without limitation, its Annual Reports to Stockholders incorporated by reference in certain of such reports, but excluding any preliminary proxy materials and pre-effective amendments to registration statements, required to be filed with the Commission since June 30, 1995 under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (collectively, the "Company SEC Reports"). As of the respective dates such Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, (a) complied, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Section  3.6  Financial   Statements.   Each  of  the  audited
financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended June 30, 1995, 1996 and 1997 and its Quarterly Reports on Form 10-Q for all interim periods during each such annual period and subsequent thereto (collectively, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company, complied, as of their date, in all material respects, with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company as of the dates thereof and the results of operations and cash flows (and changes in financial position, if any) of the Company for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

                  Section 3.7 Absence of Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business, since June 30, 1997 the Company has not incurred any liabilities or obligations of any nature (contingent or otherwise) which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  Section 3.8 Absence of Certain Changes. Except as expressly contemplated by this Agreement, since June 30, 1997 the Company has conducted its business in all material respects only in, and has not engaged in any material transaction other than according to, the ordinary and usual course, and there has not been, nor has the Company agreed, whether in writing or otherwise, to take any action that would result in, (a) any Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any redemption, repurchase or other acquisition of any shares of capital stock of the Company; (c) any change by the Company in tax or financial accounting principles, practices or methods; (d) any material asset damaged, sold, disposed of (except inventory sold in the ordinary course of business), mortgaged, pledged or subjected to any lien, charge or other encumbrance; (e) any increase in the compensation payable or which could become payable by the Company to its directors, officers, employees, agents or consultants; (f) any adoption or amendment of any Plan (as defined herein)); (g) any material indebtedness incurred by the Company, except such as may have been incurred in the ordinary course of business; (h) any material loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any material indebtedness; (i) any waiver by the Company of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation, except in accordance with its terms; (j) any change in or amendment to the Certificate of Incorporation or the Bylaws; (k) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement arrangement or transaction with, any officer or director of the Company or any affiliate thereof, or any business or entity in which the Company or any affiliate thereof, or relative of any such person, has any material direct or indirect interest (collectively, "Related Parties"), except for (1) directors' fees, (2) compensation to the officers and employees of the Company in the ordinary course of business and (3) advancement or reimbursement of expenses in the ordinary course of business; (l) any material modification or change that would result in a diminishment of coverage under any insurance policies; (m) any write-offs as uncollectible of any notes or accounts receivable of the Company or write-downs of the value of any assets or inventory by the Company other than in immaterial amounts or in the ordinary course of business; or (n) any material adverse change to a Material Contract (as defined herein).

                  Section 3.9 Taxes. (a) The Company has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by it prior to, or as of, the Closing Date. All such Tax Returns are or will be true, complete and correct in all material respects.

                           (b)      The Company has paid (or has had paid on its
behalf) or has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual on the books and records of the Company for the payment of all material Taxes (as defined below) due with respect to any fiscal quarter ending prior to or as of the Closing Date.

                           (c)      Since January 1, 1995, the Company has not
received notification of any Audit (as defined below) by a Tax Authority with respect to any Tax Returns filed by, or Taxes due from, the Company. No issue has been raised by any Tax Authority in any Audit of the Company that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company. There are no liens for Taxes upon the assets of the Company, except liens for current Taxes not yet due for which adequate reserves have been established in accordance with GAAP.

                           (d) Since January 1, 1995,  the Company has not given
or been requested to give any waiver of statutes of limitations relating to the payment of any material Taxes and has not executed powers of attorney with respect to any material Tax matters, which will be outstanding as of the Closing Date.

                           (e)      Prior to the date hereof,  the Company has
disclosed all material Tax sharing, Tax indemnity, or similar agreements to which the Company is a party to, is bound by, or has any obligation or liability for Taxes, and any changes in accounting methods or any rulings from any Tax Authority.

                           (f) As used in this Agreement, (i) "Audit" shall mean
any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" shall mean all federal, state, local and foreign taxes, including, without limitation, sales and use taxes, value added taxes, property taxes, payroll and employment taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" shall mean the Internal Revenue Service (the "Service") and any other domestic or foreign governmental authority responsible for the administration of any Taxes; and (iv) "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

                  Section 3.10 Litigation. There is no suit, claim, action, proceeding or, to the Company's knowledge, investigation pending or, to the Company's knowledge, threatened in writing against or affecting the Company or any of the directors or officers of the Company in their capacity as such which would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any officer, director or employee of the Company has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company nor, to the Company's knowledge, is the Company or any officer, director or employee of the Company under investigation by any Governmental Entity related to the conduct of the Company's business. There is not in existence any order, judgment or decree of any court or other tribunal or other agency that is specifically applicable to the Company enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

                  Section 3.11 Employee Benefit Plans; ERISA. (a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, SAR or stock-based incentive, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") within the last six years, for the benefit of any current or former employee or director of the Company, whether formal or informal and whether legally binding or not (collectively, the "Plans"). Section 3.11(a) of the Company Disclosure Letter identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, except as contemplated by this Agreement. Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of all Company Stock Options issued and outstanding as of the date hereof.

                           (b)      With  respect to each of the Plans,  the
Company has heretofore delivered to Baxter true and complete copies of each of the following documents: (i) copies of the Plans (including all amendments thereto) or a written description of any Plan that is not otherwise in writing;
(ii) a copy of the annual report, if required under ERISA, with respect to each ERISA Plan for the last three years; (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three years;
(iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan; (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; (vi) all contracts relating to the Plans with respect to which the Company or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and
(vii) the most recent determination letter received from the Service with respect to each Plan that is intended to be qualified under section 401(a) of the Code.

                           (c)     Neither the Company nor any current or former
ERISA Affiliate is currently or has ever been the sponsor of or required to make contributions to any "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA (including without limitation any
"multiemployer plan" (as defined in Section 3(37) of ERISA and a multiple employer plan within the meaning Section 413(c) of the Code)), and neither the Company nor any ERISA Affiliate has at any time incurred any liability, directly or indirectly (including, without limitation, any material contingent liability), with respect to any such employee benefit plan.

                           (d)      Neither the Company,  any ERISA  Affiliate,
any of the ERISA Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

                           (e)      Full  payment  has been made,  or will be
made in accordance with section 404(a)(6) of the Code, of all amounts which the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans, and all such amounts properly accrued through the Closing with respect to the current plan year thereof will be paid by the Company on or prior to the Closing or will be properly recorded on the Company's balance sheet.

                           (f)      Each of the Plans has been operated and
administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code.

                           (g)      Each of the ERISA Plans that is intended to
be "qualified" within the meaning of section 401(a) of the Code is so qualified.
The  Company  has  timely  applied  for  and  received  a  currently   effective
determination letter from the Service with respect to each such plan.

                           (h)      Each of the ERISA  Plans  that is  intended
to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

                           (i)      No  amounts  payable  under  any  of  the
Plans or any other agreement or arrangement with respect to which the Company has or may have any liability could give rise to the payment of any amount that would fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

                           (j)      No  "leased  employee"  (as  defined in
section 414(n) of the Code) performs services for the Company or any ERISA Affiliate.

                           (k)      No  Plan  provides  benefits,  including
without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates, or (iv) benefits, the full cost of which is borne by the current or former employee (or his beneficiary).

                           (l)     With  respect to each Plan that is funded
wholly or partially through an insurance policy, there will be no liability of the Company or any ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                           (m)      Except as provided by this  Agreement,  the
consummation of the transactions contemplated hereunder will not result in the payment, vesting, acceleration or enhancement of any benefit under any Plan.

                           (n)      Except as set forth in Section 3.11(n) of
the Company Disclosure Letter, the Company has no severance and termination policy and the Company's employees are not entitled to severance pay under any current Company arrangement.

                           (o)      There are rights to purchase an  aggregate
of 8,675 shares of Company Common Stock, outstanding, on the date hereof, under the ESPP assuming (i) a purchase price of $4.0375 per share of Company Common Stock and (ii) no changes in the amount of employees' withholding.

                  Section 3.12 Environmental Matters. (a) The business of the Company and its former Subsidiaries has been, and the business of the Company is in, material compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources (together, "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls ("PCBs"), or asbestos or asbestos-containing materials (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern); such material compliance includes, but is not limited to, the possession by the Company of all Governmental Entity permits and other authorizations required for the operation of its business under all applicable Environmental Laws, and material compliance with the terms and conditions thereof. All Governmental Entity permits and other authorizations held by the Company as of the date hereof pursuant to the Environmental Laws are identified on Schedule 3.12(a) of the Company Disclosure Letter.

                           (b)      Since July 1, 1995, the Company has not
received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Laws. The Company has provided to Baxter all information that is in the possession of the Company regarding environmental matters pertaining to or the environmental condition of the business or real property of the Company, or the Company's compliance (or noncompliance) with any Environmental Laws.

                           (c)      There is no claim, action,  cause of action,
investigation or notice (written or oral) (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

                           (d)      There  are no  past  or  present  actions,
activities, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that, to the best knowledge of the Company after due inquiry, is reasonably likely to form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

                           (e)      Without in any way limiting the  generality
of the foregoing, (i) all on-site and off-site locations where the Company has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Section 3.12(e) of the Company Disclosure Letter, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by the Company are identified in Section 3.12(e) of the Company Disclosure Letter, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company and (iv) no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Company.

                  Section 3.13 Compliance with Applicable Laws. The Company holds all material licenses, permits and authorizations necessary for the lawful conduct of its business, as now conducted, and such business is not being, and the Company has not received any notice since July 1, 1996 from any authority or person that such business has been or is being, conducted in violation of any law, ordinance or regulation, including, without limitation, any law, ordinance or regulation relating to (a) the conduct of medical research or (b) occupational health and safety, except for possible violations which, either singly or in the aggregate, have not resulted and are not reasonably expected to result in a Material Adverse Effect.

                  Section 3.14 Material Contracts. (a) Section 3.14 of the Company Disclosure Letter sets forth a true and correct list of any and all executory agreements, contracts, purchase or installment agreements, indentures, leases, mortgages, licenses, plans, arrangements, commitments (whether written or oral) and instruments (collectively, "contracts") in existence as of the date hereof, that are, as of the date hereof, material to the Company (each a "Material Contract"), including without limitation, the following types of contracts to which the Company is a party:

                                    (i)     any contract which is not terminable
by the Company upon 30 days' or less notice and which involves annual payments of more than $100,000;
                                    (ii) any oral contract which involves annual
payments in excess of $50,000 or an aggregate payment in excess of $200,000 or any written contract, in either case for the employment of any director, officer, consultant or other person or entity who is not an employee on a full-time, part-time, consulting or other basis, including any severance or other termination provisions with respect to such employment;

                                    (iii) any  noncompetition  agreement,  other
than customary agreements with employees who are not officers, directors or key employees, or any other contract that in any way restricts the Company from carrying on its business any place in the world; and

                                    (iv)    any contract between the Company and
any of its affiliates or any of its officers,  directors or key employees.

True and complete copies of each written Material Contract, or form thereof, and true and complete written summaries of each oral Material Contract have been made available to Baxter by the Company prior to the date hereof.

                           (b)      Each Material  Contract is a valid,  binding
and enforceable agreement of the Company and, to the Company's knowledge, the other parties thereto and will, subject to the satisfaction of the conditions in
Article VIII, continue to be valid, binding and enforceable immediately after the Closing, except (i) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

                           (c)      There has not  occurred,  (i) since June 30,
1997, any material default (or event which upon provision of notice or lapse of time or both would become such a default) or, (ii) prior to June 30, 1997, any uncured default (or event which upon provision of notice or lapse of time or both would become such a default) under any Material Contract on the part of the Company, except for violations or defaults that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect.

                  Section 3.15 Intellectual Property Rights. (a) The Company owns or possesses adequate rights to use all intellectual and similar property of every kind and nature relating to or used or necessary in the operation of the Company's business, including, without limitation, (i) patents and trademarks associated with the Company's business (including all Governmental Entity trademarks, service marks, logos and designs, all registrations and recordings thereof, and all applications in the United States or with any other Governmental Entity, all goodwill symbolized thereby or associated therewith and all extensions or renewals thereof) which are set forth on Schedule 3.15 of the Company Disclosure Letter, (ii) copyrights associated solely with the Company's business, including all copyrights, United States and foreign copyright registrations, and applications to register copyrights, which are set forth on
Schedule 3.15 of the Company Disclosure Letter, (iii) inventions, formulae, processes, designs, know-how, show-how or other data or information, (iv) confidential or proprietary technical and business information, processes and trade secrets, (v) computer software, (vi) technical manuals and documentation made or used in connection with any of the foregoing and (vii) licenses and rights with respect to the foregoing or property of like nature (collectively, "Company Intellectual Property").

                           (b)     (i) Schedule  3.15 of the Company  Disclosure
Letter sets forth a complete and accurate list of all registered copyrights, patents and trademarks owned by or under obligation of assignment to the Company, or otherwise licensed to and currently used in the conduct of the Company's business and related to the Company's recombinant hemoglobin technology;

                                    (ii)    each  owner, as of the date  hereof,
listed on Schedule 3.15 of the Company Disclosure Letter, is listed in the records of the appropriate Governmental Entity as the sole owner of record;

                                    (iii)   Schedule   3.15   of   the   Company
Disclosure Letter sets forth a complete and accurate list of all agreements between the Company, on the one hand, and any person, on the other hand, in existence on the date hereof granting any right to use or practice any rights under any Company Intellectual Property, including, without limitation, marketing rights, royalty rights or distribution rights;

                                    (iv) there is no material encumbrance on the
right of the Company to transfer any of the Company Intellectual Property;

                                    (v)     no trade secret, formula, process,
invention, design, know-how or any other confidential information of the Company has been disclosed or authorized to be disclosed to any Person, except in the ordinary course of business or pursuant to an obligation of confidentiality binding upon said Person;

                                    (vi) there are no pending  proceedings by or
before Governmental Entities, including oppositions, interferences, proceedings or suits involving the Company, relating to the Company Intellectual Property, and, to the Company's knowledge, no such proceedings are threatened against the Company;

                                    (vii)  to  the  Company's   knowledge,   the
conduct of the Company's business does not infringe upon or otherwise violate in a material respect intellectual property rights of any Person;

                                    (viii) to the Company's knowledge, no Person
is infringing upon or otherwise violating any patents comprising a portion of Company Intellectual Property;

                                    (ix) since July 1, 1995, the Company has not
received written notice of any claims and there are no pending claims of any Persons involving the Company relating to the scope, ownership or use of any of the Company Intellectual Property; and

                                    (x)     each copyright registration,  patent
and registered trademark and application therefor, is listed on Schedule 3.15 of the Company Disclosure Letter, and is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions except with respect to use requirements as to trademarks.

                  Notwithstanding the foregoing, no representation is made by the Company with respect to any intellectual property of Baxter.

                  Section 3.16 Insurance. Section 3.16 of the Company Disclosure Letter lists each of the insurance policies relating to the Company which are in effect as of the date hereof. The Company has provided Baxter with a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder neither the Company nor any other party to the policy is in breach or default thereunder (including, without limitation, with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 3.16 of the Company Disclosure Letter describes any self-insurance arrangements affecting the Company. The insurance policies listed on Section 3.16 of the Company Disclosure Letter include all policies which are required in connection with the operation of the business of the Company, as currently conducted, by applicable laws and all agreements relating to the Company. All such policies, in the Company's judgment, provide coverage in reasonably sufficient amounts to insure against all risks customarily insured against for the business currently conducted by the Company. All such policies are, as of the date hereof, in full force and effect, all premiums due with respect thereto covering all periods up to and including the Closing Date will have been paid as of such date and no notice of cancellation or termination has been received prior to the date hereof with respect to any such policy. All policies of insurance or replacements thereof will remain in full force and effect through and after the Closing Date.

                  Section 3.17 Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers Inc. ("Lehman Brothers"), the Company's financial advisor, to the effect that, as of February 23, 1998, the Merger Consideration to be received by the Company's stockholders in the Merger is fair to the Company's stockholders from a financial point of view. A draft of the written confirmation of such opinion has been provided to Baxter for informational purposes only.

                  Section 3.18 Rights Agreement; Takeover Laws. The execution and delivery of this Agreement will not (i) cause any rights issued pursuant to the Rights Agreement (each, a "Right") to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Baxter or any of its affiliates to be an Acquiring Person (as such term is defined in the Rights Agreement) or (iii) trigger any other provisions of the Rights Agreement, including giving rise to a Distribution Date (as such term is defined in the Rights Agreement). The Company and the Board of Directors of the Company have each taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Delaware, and including, without limitation,
Section 203 of the DGCL.

                  Section 3.19 Company Disclosure. No representation or warranty by the Company in this Agreement (including, without limitation, the representation concerning Company SEC Reports), the Company Disclosure Letter, any schedule or certificate furnished or to be furnished by the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains as of the date hereof any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.20 Labor Matters. Except as would not be reasonably likely to have a Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the Company's knowledge, threatened against or affecting the Company and, during the past five years, there has not been any such action; (ii) no union or other labor organization represents or claims to represent the employees of the Company and, to the Company's knowledge, no union or other labor organizing activity currently is occurring among and no question of representation exists concerning such employees; the Company is neither a party to nor bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (iii) there are no written personnel policies, rules or procedures applicable to employees of the Company other than such policies, rules and procedures, copies of which have been delivered to Baxter; (iv) the Company is in material compliance with all applicable laws concerning employment and employment practices, terms and conditions of employment, immigration, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices (as defined in the National Labor Relations Act or other applicable law, ordinance or regulation);
(v) there is no grievance or arbitration proceeding arising out of any collective bargaining or similar agreement or other grievance procedure relating to the Company; (vi) to the Company's knowledge, no charges or complaints relating to the Company are pending before the Equal Employment Opportunity Commission or any other corresponding state agency; and (vii) to the Company's knowledge, no federal, state or local agency responsible for the enforcement of labor or employment laws, immigration laws, occupational health and safety laws or any other law affecting the employees of the Company intends to conduct or currently is conducting an investigation with respect to or relating to the Company, and no such agencies have threatened to or have filed any claims, charges, complaints or citations against the Company.

                  Section 3.21 WARN Act. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), the Company has not effectuated (i) a plant closing as defined in the WARN Act (a "Plant Closing") affecting any site of employment or one or more operating units within any site of employment of the Company, or (ii) a mass layoff as defined in the WARN Act (a "Mass Layoff") affecting the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company has suffered an employment loss as defined in the WARN Act (an "Employment Loss") during the ninety-day period prior to the Closing Date.

                  Section 3.22 Transactions with Related Parties. No Related Party (i) has borrowed money or loaned money to the Company; (ii) has made or threatened any contractual or other claim of any kind whatsoever against the Company; (iii) has any interest in any property or assets used by the Company in its business; or (iv) has been engaged in any other transaction with the Company, except for transactions which are not required to be disclosed in the Company SEC Reports.

                  Section 3.23 Absence of Certain Payments. None of the Company nor its officers, directors nor, to the Company's knowledge, any of its other affiliates nor any of the Company's employees or agents or others acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company nor its officers, directors nor, to the Company's knowledge, any of its other affiliates nor any of the Company's employees or agents or others acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                  Section 3.24 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment. (a) The Company has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Company's audited financial statements or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value as reflected in the Company's December 31, 1997 balance sheet, or materially interfere with the present use, of the property subject thereto or affected thereby.

                           (b)     The equipment owned or leased by the Company
is, taken as a whole, (i) adequate, in all material respects, for the conduct of the Company's business, (ii) suitable, in all material respects, for the uses to which it is currently employed, (iii) in good operating condition (ordinary wear and tear excepted), (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business and (vi) free from any defects, except, with respect to clauses (i) through (vi) above, as would not have a Material Adverse Effect.

                  Section 3.25 FDA Matters. The Company is in compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration or similar domestic state authority ("FDA") with respect to the manufacturing of all of its products, to the extent that the same are applicable to the Company's business as it is currently conducted, except for such violations as would not be reasonably expected to have a Material Adverse Effect. The Company adheres to "Good Laboratory Practices" and "Good Clinical Practices," as required by the FDA, except for such deviations as would not be reasonably expected to have a Material Adverse Effect. The Company has all requisite FDA permits, approvals or the like to conduct the Company's business as it is currently conducted. The Company has previously delivered to Baxter an index of all information concerning all Investigational New Drug Applications obtained by the Company from the FDA or required in connection with the conduct of the Company's business as it is currently conducted and has made all such information available to Baxter. There are no pending or threatened actions, proceedings or complaints by the FDA, which would prohibit or impede the conduct of the Company's business as it is currently conducted. Section 3.25 of the Company Disclosure Letter contains a list of all communication between the Company and the FDA from January 17, 1990 through the date hereof.

                  Section 3.26 Registration Statement and Proxy Statement/Prospectus. The information supplied or to be supplied by the Company, for inclusion in (a) a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Baxter Common Stock and the CPRs to be issued pursuant to the Merger will not, either at the time the Registration Statement is filed with the Commission, at the time any amendment thereof or supplement thereto is filed with the Commission, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus will not, either at the date mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by the Company, will comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  Section 3.27 Brokers. Other than Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BAXTER AND MERGER SUB

                  Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the specific section herein to which the information in such letter relates) (the "Baxter Disclosure Letter") or as set forth in the Baxter SEC Reports (as defined herein), Baxter and Merger Sub represent and warrant to the Company as follows:

                  Section 4.1 Organization. Each of Baxter and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, use or lease properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Merger Sub has delivered to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as currently in effect. Neither Baxter nor Merger Sub is in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                  Section 4.2 No Ownership of Company Common Stock. Neither Baxter nor Merger Sub owns any shares of Company Common Stock as of the date hereof.

                  Section 4.3 Capitalization. The authorized capital stock of Baxter consists of 350,000,000 shares of Baxter Common Stock and 100,000,000 shares of preferred stock, no par value per share ("Baxter Preferred Stock"), including, 3,500,000 shares of Series A Junior Participating Stock, no par value per share ("Series A Preferred"). As of December 31, 1997, (i) 287,701,247 shares of Baxter Common Stock were issued and outstanding, of which 7,662,187 shares of Baxter Common Stock were held in treasury, (ii) no shares of Series A Preferred were outstanding, (iii) no shares of Baxter Preferred Stock were issued and outstanding and (iv) 27,070,672 shares of Baxter Common Stock were reserved under all employee benefit plans of Baxter. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Baxter.

                  Section 4.4 Authority. Each of Baxter and Merger Sub has all requisite corporate power and authority to execute and deliver each of this Agreement, the CPR Agreement and the CPRs and to consummate the transactions contemplated hereby or thereby. The execution and delivery of each of this Agreement, the CPR Agreement and the CPRs and the consummation of the transactions contemplated hereby or thereby on the part of Baxter and Merger Sub have been duly and validly authorized by the respective Board of Directors of Baxter and of Merger Sub and by Baxter as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Baxter or Merger Sub as a matter of law or otherwise are necessary to authorize this Agreement, the CPR Agreement and the CPRs or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Baxter and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of each of Baxter and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the discretion of the court before which any enforcement proceeding therefor may be brought.

                 Section 4.5 Baxter Stockholder Approval. Neither the execution of this Agreement nor the consummation of the Merger requires approval by the stockholders of Baxter.

                  Section 4.6 Consent and Approvals; No Violation. The execution and delivery of each of this Agreement the CPR Agreement and the CPRs, the consummation of the transactions contemplated hereby or thereby, and each of the performance by Baxter and Merger Sub of their obligations hereunder or thereunder will not:

                           (a)      conflict  with or result in a breach of any
provision of the certificate of incorporation or bylaws of Baxter or the certificate of incorporation or bylaws of Merger Sub;

                           (b)      require any consent, approval, authorization
or permit of, or filing with or notification to, any Governmental Entity, except
(i) the filing of a pre-merger notification and report form by Baxter and Merger Sub, as applicable, under the HSR Act, (ii) the filing with the Commission of
(x) the Proxy Statement/Prospectus as contemplated by this Agreement, if such approval is required by law, and (y) the Registration Statement relating to the offer and sale of the CPRs and shares of Baxter Common Stock as contemplated by this Agreement, if such filing is required by law, (iii) the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the CPR Agreement, if such filing is required by law, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

                           (c)      result in any  violation  of or the  breach
of or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to, a loss of a material benefit or result in the creation or imposition of a lien under) any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Baxter or Merger Sub is a party or by which Baxter or Merger Sub or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not (i) have a material adverse effect on the business, results of operations or financial condition of Baxter and its subsidiaries, taken as a whole, other than as a result of general economic conditions or conditions affecting the health care products supply industry generally (a "Baxter Material Adverse Effect"), (ii) materially impair the ability of either Baxter or Merger Sub to perform its obligations under the CPR Agreement or this Agreement or (iii) prevent the consummation of any of the transactions contemplated by the CPR Agreement or this Agreement;

                           (d)      violate the provisions of any order,  writ,
injunction, judgment, decree, statute, rule or regulation applicable to Baxter or Merger Sub, in such a manner as to (i) have a Baxter Material Adverse Effect,
(ii) materially impair the ability of either Baxter or Merger Sub to perform its obligations under the CPR Agreement or this Agreement or (iii) prevent the consummation of any of the transactions contemplated by the CPR Agreement or this Agreement; or

                          (e)      result in the creation of any lien,  charge
or encumbrance upon any shares of capital stock, properties or assets of Baxter or Merger Sub under any agreement or instrument to which Baxter or Merger Sub is a party or by which Baxter or Merger Sub is bound.

                  Section 4.7 Merger Sub's Operations. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                  Section 4.8 Baxter SEC Reports. Baxter has filed with the Commission, and has heretofore made available to the Company true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its Annual Reports to Stockholders incorporated by reference in certain of such reports, required to be filed with the Commission since December 31, 1995 under the Securities Act, or the Exchange Act (collectively, the "Baxter SEC Reports"). As of the respective dates such Baxter SEC Reports were filed or, if any such Baxter SEC Reports were amended, as of the date such amendment was filed, each of the Baxter SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 4.9 Baxter Disclosure. No representation or warranty by Baxter or Merger Sub in this Agreement and no statement contained in any document (including, without limitation, the Baxter SEC Reports), schedule or certificate furnished or to be furnished by Baxter or Merger Sub to the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains as of the date hereof any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  Section 4.10 Baxter Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Baxter (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1994, 1995 and 1996 and its Quarterly Reports on Form 10-Q for all interim periods during such period and subsequent thereto (collectively, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of Baxter and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Baxter and its subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Baxter and its subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

                  Section 4.11 Registration Statement and Proxy Statement/Prospectus. The information supplied or to be supplied by Baxter or Merger Sub for inclusion in (a) the Registration Statement will not, either at the time the Registration Statement is filed with the Commission, at the time any amendment thereof or supplement thereto is filed with the Commission, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus will not, either at the date mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by Baxter or Merger Sub, will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the Registration Statement, other than as to information supplied by the Company or its representatives, will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                  Section 4.12 Brokers. Other than Credit Suisse First Boston Corporation, no broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the CPR Agreement or the issuance of the CPRs, based upon arrangements made by or on behalf of Baxter or Merger Sub.

                  Section 4.13 Shares. The shares of Baxter Common Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  Section 5.1 Ordinary Course. Except as (i) otherwise specifically provided in this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Letter or (iii) otherwise consented to in writing by Baxter and Merger Sub, from the date of this Agreement to the Effective Time, the Company will conduct its operations only in the ordinary and usual course of business and will preserve intact its present business organization, take reasonable efforts to keep available the services of its present officers, employees and consultants and to preserve its present relationships with licensors, licensees, suppliers, and others with whom the Company has significant business relationships. Without limiting the generality of the foregoing, and except (x) as otherwise specifically provided in this Agreement or (y) as set forth in Section 5.1 of the Company Disclosure Letter, the Company will not directly or indirectly, from the date of this Agreement to the Effective Time, without the prior written consent of Baxter and Merger Sub:

                           (a)      propose  or adopt any  amendment  to or
otherwise change the Certificate of Incorporation or the Bylaws;

                           (b)      authorize for issuance,  sale,  pledge,
disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (except (x) pursuant to the exercise of Company Stock Options, outstanding on the date hereof, under the Company Stock Option Plans and (y) the issuance of shares pursuant to the ESPP in accordance with past practice or as contemplated by Section 2.2) any of its shares or any of its other securities or any interest relating to or whose value is dependent on the value of any equity interest in the Company or issue any securities convertible into or exchangeable for, options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any of its shares or any of its other securities, or enter into any arrangement or contract with respect to the purchase or voting of shares of its shares, or adjust, split, reacquire, redeem, combine or reclassify any of its securities, or make any other changes in its capital structure;

                           (c)      (i)     except in the  ordinary  course of
business, incur (contingently or otherwise) any material liability or other material obligation including, without limitation, any indebtedness for borrowed money, enter into any guarantee of any such obligation of another person or mortgage, pledge or subject to any lien, charge or other encumbrance of their assets, properties or business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person other than advances to employees, for reasonable expenses, related to Company business, in the ordinary course of business;

                           (d)      enter into any transaction,  commitment,
contract, agreement, license or lease, amend or affirmatively renew any such contracts, commitments, licenses or leases other than those that are (i) not material or (ii) in the ordinary course of business and do not involve affiliates of the Company;

                           (e)      sell or otherwise  dispose of or lease any
material part of its properties or assets, including but not limited to the sale or license of any real estate or Intellectual Property, or purchase or otherwise acquire or lease material properties or assets (including real estate), except purchases, sales and other dispositions in the ordinary course of business (excluding sales or other dispositions of assets held for sale in excess of $100,000 per item), or acquire or agree to acquire by merging or consolidating with, or by purchasing all, or substantially all, of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                           (f)      declare,  set  aside or pay any  dividends
on, or make any distributions in respect of, its outstanding shares;

                           (g)      (i) (A) make any change, other than in the
ordinary course of business, in the compensation payable or to become payable to any of its employees, agents or consultants or (B) make any change in the compensation payable or to become payable to any of its officers or directors,
(ii) enter into or amend any employment, consulting, severance, termination or similar agreement; (iii) adopt any new Plan or amend any existing Plan; (iv) make any loans to any of its officers, directors, employees, agents or consultants or any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on the Closing or otherwise; or (v) except to the extent permitted by Section 2.2 hereof, take any action to cause to be exercisable any otherwise unexercisable Company Stock Option under the Company Stock Option Plans;

                           (h)      make any material changes in the type or
amount of its insurance coverages;

                           (i)      make  any  material  tax  election  (unless
required by law) or settle or compromise any material income tax liability of the Company, except if such action is taken in the ordinary course of business and Baxter shall have been provided reasonable prior notice thereof. The Company shall consult with Baxter before filing or causing to be filed any material Tax Return of the Company or before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any material Taxes of the Company;

                           (j)      cancel any debts or waive,  release or
relinquish any material contract rights or other material rights other than in the ordinary course of business;

                           (k)  knowingly  take or agree or  commit  to take any
action that would result in any of the Company's representations or warranties hereunder qualified as to materiality being untrue and any such representations and warranties that are not so qualified being untrue in any material respect; or

                           (l)      make,  or commit  to make,  any  capital
expenditure in excess of $100,000 including, without limitation, for the purchase of real estate.

                  Section 5.2 Rule 145 Affiliates. At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Baxter a letter identifying all Persons who, at the time of the Special Meeting, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (each such Person, a "Securities Act Affiliate"). The Company shall use its reasonable efforts to cause each person who is identified as a Securities Act Affiliate to deliver, to Baxter, at least 15 days prior to the Effective Time, an agreement substantially in the form of Annex B to this Agreement.

                  Section 5.3 No Solicitation. (a) Prior to the Effective Time, the Company agrees (x) that neither the Company, nor any of its directors, officers, legal counsel, or financial advisors, will, and that the Company shall make reasonable efforts to cause its other affiliates, employees and agents not to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or a substantial part of the assets or capital stock of the Company (an "Acquisition Proposal") or (ii) negotiate, knowingly encourage or otherwise engage in discussions with any person (other than Baxter and its representatives) with respect to any Acquisition Proposal and (y) that the Company will not enter into any agreement, arrangement or understanding with respect to any such Acquisition Proposal which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that (1) the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as defined in Section 5.3(b)), furnish information to (and enter into a confidentiality or similar agreement with) and negotiate or otherwise engage in discussions with, such third party, if the Board of Directors of the Company determines in good faith, after consultation with its outside counsel that such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law and (2) concurrently with compliance with Section 9.1(c)(i), the Company, upon three days prior written notice to Baxter, may accept and may enter into any definitive agreement relating to such Superior Proposal.

                           (b)      The  Company  agrees  that  neither  the
Company, nor any of its directors, officers, legal counsel, or financial advisors shall, and the Company shall make reasonable efforts to cause its other affiliates, employees and agents to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Baxter and its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to promptly advise Baxter of (i) any inquiries or proposals received by, any non-public information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company and (ii) any inquiries or proposals known by the Company to have been received by, any non-public information known by the Company to have been requested from, or any negotiation or discussions known by the Company to have been sought to be initiated or continued with, its affiliates or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Baxter and its representatives) with respect to an Acquisition Proposal, and (iii) the terms thereof, including the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Acquisition Proposal, and the Company agrees to promptly update Baxter on an ongoing basis of the status thereof. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than Baxter or any of its representatives) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith (based on the written advice of independent financial advisors), to be more favorable to the Company and its stockholders than the transactions contemplated hereby; provided, however, that such a proposal or offer shall not be deemed to be a "Superior Proposal" unless the Board of Directors of the Company reasonably determines that any financing required to consummate the transaction contemplated by such proposal or offer is capable of being obtained.

                           (c)  Nothing  contained  in this  Section  5.3  shall
prohibit the Company from taking and disclosing to its stockholders a position contemplated by 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under any applicable law, rule or regulation or any duty of the Company's Board of Directors.

                  Section 5.4 No WARN Act Activities. From the date hereof through the Closing Date, the Company shall not effectuate (i) a Plant Closing affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company's business, or (ii) a Mass Layoff affecting any site of employment or facility of the Company's business without giving all notices required by the WARN Act, or any similar state law or regulation, and the Company shall assume all liability for any alleged failure to give such notice and indemnify and hold harmless Baxter for any and all claims asserted under the WARN Act or any similar state law or regulation because of a Plant Closing or a Mass Layoff occurring on or before the Closing Date. For purposes of this Agreement, the Closing Date is the "effective date" for purposes of the WARN Act.

                  Section 5.5 Stockholders' Meeting. The Company shall call the Special Meeting to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Merger. The Board of Directors of the Company shall recommend that the stockholders of the Company approve and adopt this Agreement and the Merger. Notwithstanding anything contrary contained in this Section 5.5 or elsewhere in this Agreement, at any time prior to the obtaining such approval of the Company's stockholders, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that failure to do so would create a risk of liability for breach its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger.

                  Section 5.6 Rights Plan. The Company shall, prior to the Effective Time, cause the Rights to be redeemed pursuant to the terms of the Rights Agreement, as in effect on the date hereof.

                  Section 5.7 Company Stock Option Plans. The Company shall, prior to the Effective Time, cause the ESPP, and the Company Stock Option Plans and the agreements governing the Company Stock Options to be amended in order to effectuate the transactions contemplated by this Agreement. The Company shall not open a new Purchase Period under the ESPP after June 30, 1998.

                                   ARTICLE VI

                       COVENANTS OF BAXTER AND MERGER SUB

                  Section  6.1  Directors'  and  Officers'  Indemnification  and
Insurance. (a) Baxter and Merger Sub acknowledge that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company as provided in the Certificate of Incorporation, the Bylaws or written indemnity agreements or otherwise in effect, as of the date hereof, with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect. The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability as set forth in the Certificate of Incorporation and Bylaws, as of the date of this Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified
Party (as defined below). After the Effective Time, Baxter shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the prior written consent of Baxter)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under the laws of the State of Delaware, the Certificate of Incorporation or the Bylaws, in each case, as in effect at the date of this Agreement, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit.

                           (b)      Baxter  shall  maintain  in effect  for not
fewer than six years from and after the Effective Time the policies of directors' and officers' liability insurance most recently maintained by the Company (provided, that (i) Baxter may, consistent with Baxter's existing policies, substitute therefor its self insurance program and/or policies with reputable and financially sound carriers, in either case providing at least the same coverage and containing terms and conditions no less advantageous as long as such substitution does not result in gaps or lapses in coverage with respect to claims arising from or related to matters occurring prior to the Effective
Time) and (ii) with respect to any insurance (including self insurance) that is substituted for the policies of directors' and officers' liability insurance most recently maintained by the Company, Baxter shall ensure that such insurance does not contain limitations of the type contained in Rule 145(b) of the DGCL, public policy limitations or any other limitations in excess of the limitations contained in such directors' and officers' liability insurance maintained by the Company); provided, that in no event shall Baxter be required to expend more than an amount per year (the "Premium Amount") equal to 200% of the current annual premiums paid by the Company to maintain or procure insurance coverage pursuant to this Section 6.1(b); provided, further, that if Baxter is unable to obtain the insurance called for this Section 6.1(b), Baxter shall obtain as much comparable insurance as is available for the Premium Amount per year.

                           (c)      Baxter  and  Merger  Sub  jointly  and
severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.1.

                           (d)      In the event Baxter or any of its successors
or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Baxter shall assume Baxter's obligations set forth in this Section 6.1.

                           (e)      The  provisions  of this Section 6.1 are
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives.

                  Section 6.2 Blue Sky. Baxter shall use its commercially reasonably efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable blue sky laws in connection with the issuance of the CPRs and shares of Baxter Common Stock in the Merger and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither Baxter nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject. The Company shall cooperate with Baxter in the making of all required filings under applicable blue sky laws in connection with the issuance of the CPRs and shares of Baxter Common Stock in the Merger in accordance with this Agreement.

                  Section 6.3 CPR Agreement. Baxter shall, at or prior to the Effective Time, cause the CPR Agreement to be duly authorized, executed and delivered by Baxter and, assuming due authorization and delivery thereof by the Trustee, the CPR Agreement shall be a valid and binding agreement of Baxter, enforceable in accordance with its terms except the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, (b) the general principles of equity (whether enforcement is considered at law or in equity) and
(c) the discretion of a court considering enforcement thereof.

                  Section 6.4 NYSE Listing. Baxter shall use its reasonable efforts to cause the shares of Baxter Common Stock to be issued in the Merger in accordance with this Agreement to be listed on the NYSE and on each national securities exchange on which shares of Baxter Common Stock may at such time to be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

                  Section 6.5 Employment Matters. (a) Baxter shall cause the Surviving Corporation to offer employment to persons specified in Schedule
6.5 ("Key Existing Employees") of the Company Disclosure Letter on terms specified therein.

                           (b)      Following the Closing,  Baxter intends to
provide employees of the Company who become and continue to be employed by Baxter or its subsidiaries with total compensation benefits comparable to similarly situated Baxter employees. Each employee of the Company who becomes an employee of Baxter or its subsidiaries shall receive full credit (A) under the applicable welfare benefit plans of Baxter in which such employee is eligible to participate for his or her time of service to the Company, (B) for eligibility and vesting (but not for benefit accrual) under Baxter's qualified retirement plans for his or her time of service to the Company and (C) under the vacation, sick leave and paid-time off policies of Baxter applicable to such employee, for all accrued and unused vacation, sick leave and paid-time off to which such employee is entitled as of the Closing Date. Notwithstanding the foregoing, employees will begin to receive service credit for retiree medical benefits as of the Closing Date. Baxter shall waive any pre-existing condition limitations or waiting periods under such employee benefit plans.


                                   ARTICLE VII

                                MUTUAL COVENANTS

                  Section 7.1 Access to Information; Confidentiality. Subject to
the existing confidentiality agreement, executed as of August 20, 1997, between the Company and Baxter Healthcare Corporation (the "Confidentiality Agreement"), between the date of this Agreement and the Effective Time, upon reasonable notice the Company shall (i) give Baxter, its affiliates and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access, during normal business hours, to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company, whether located on the premises of the Company or at another location, during normal business hours; (ii) furnish promptly to Baxter or its affiliates a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or regulations; (iii) permit Baxter or its affiliates to make, during normal business hours, such inspections as they may reasonably require;
(iv) cause its officers to furnish Baxter and its affiliates such existing financial, operating, technical and product data and other information with respect to the business and properties of the Company as Baxter or its affiliates from time to time may reasonably request, including without limitation financial statements and schedules; (v) allow Baxter and its affiliates the opportunity to interview such employees and other personnel of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld; and (vi) assist and cooperate with Baxter and its affiliates in the development of integration plans for implementation by Baxter and its affiliates and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 7.1 or notice pursuant to Section 7.6 shall affect or be deemed to modify any representation or warranty made by the Company herein. Until the Effective Time, materials furnished to Baxter or its affiliates pursuant to this Section 7.1 may be used by Baxter or its affiliates solely for continued evaluation of the Company and integration planning purposes relating to accomplishing the transactions contemplated hereby and for compliance with the applicable securities laws, and shall be kept in confidence by Baxter pursuant to the terms of the Confidentiality Agreement.

                  Section 7.2 HSR Act. The Company, Baxter and Merger Sub shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters.

                  Section 7.3 Consents and Approvals. Each of the Company, Baxter and Merger Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include without limitation furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed on it or any of its subsidiaries, if any, in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Baxter and Merger Sub will, and will cause its respective subsidiaries, if any, to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Baxter, Merger Sub, the Company or any of their respective subsidiaries, if any, in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  Section 7.4 Publicity. So long as this Agreement is in effect, neither the Company, Baxter nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange.

                  Section 7.5 Filings with the Commission. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission the Proxy Statement/Prospectus, and Baxter shall prepare and file with the Commission the Registration Statement. Each of Baxter and the Company (i) shall cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have or cause the Registration Statement to become effective and the CPR Agreement to become qualified under the Trust Indenture Act, as promptly as practicable and
(iii) shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Baxter Common Stock and the CPRs pursuant to the Merger. The Company and Baxter shall furnish to the other all information concerning the Company and Baxter as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Registration Statement shall have become effective and the CPR Agreement has been qualified under the Trust Indenture Act, the Company shall mail the Proxy Statement/Prospectus to its stockholders.

                           (b)      The  information  supplied by each of the
Company and Baxter for inclusion in the Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Special Meeting, or (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, Baxter, any subsidiary of Baxter, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                  Section 7.6 Advice of Changes. The Company and Baxter shall each promptly give notice to the other party upon becoming aware of any representation or warranty of the Company or Baxter contained in this Agreement becoming untrue or inaccurate in any material respect or the failure by the Company or Baxter to timely comply with or satisfy any material covenant or agreement to be complied with or satisfied by it under this Agreement and shall use its reasonable best efforts to prevent or promptly remedy same. No notice given hereunder shall affect or be deemed to modify any representation or warranty made by the Company or Baxter herein.

                  Section 7.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with any governmental requirements set forth in Section 3.4 and 4.6 of the Agreement, to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Baxter and the Surviving Corporation and the former officers and/or directors of the Company shall take all such necessary action.

                  Section 7.8 Tax Matters. Concurrently with the execution of this Agreement, and again on the Closing Date, Baxter and Merger Sub shall execute and deliver to the Company and the Company shall execute and deliver to Baxter and Merger Sub, a certificate in the form heretofor agreed upon by the parties (the "Tax Matters Certificate"). Neither Baxter, Merger Sub nor the Company shall take any action which would cause its respective representations, warranties and covenants in the Tax Matters Certificate to become untrue or breached in any material respect.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                           (a)      Governmental Approvals. All authorizations,
consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, and federal, state, local or foreign Governmental Entity necessary for the consummation of the Merger and the transactions contemplated by this Agreement shall have been filed, occurred or been obtained and shall be in effect at the Effective Time.

                           (b)      Legal  Action.  No  temporary  restraining
order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by a federal, state or foreign court or other Governmental Entity and remain in effect.

                           (c)  Statutes.  No federal,  state,  local or foreign
statute, rule or regulation shall have been enacted which prohibits the consummation of the Merger or would make the consummation of the Merger illegal.

                           (d)      Stockholder Approval. This Agreement and the
transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with and subject to applicable law.

                           (e)      Registration  Statement.  The  Registration
Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                           (f) CPR Agreement.  The CPR Agreement shall have been
duly qualified under the Trust Indenture Act.

                           (g)      Change in Tax Law. There shall have occurred
no amendment to the Code or promulgation of a Treasury Regulation thereunder or a judicial interpretation thereof published, after the date of the Agreement, by a Federal Court (a "Change in Tax Law") that would cause the Merger, if consummated after the effective date of such Change in Tax Law, to fail to qualify as a reorganization under Section 368 of the Code.

                           (h) Listing.  The shares of Baxter Common Stock to be
issued pursuant to this Agreement shall have been listed on the NYSE, subject to official notice of issuance.

                  Section 8.2 Conditions of Obligations of Baxter and Merger Sub. The obligation of Baxter and Merger Sub to effect the Merger is further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Baxter and Merger Sub:

                           (a)      The  representations  and warranties of the
Company set forth in this Agreement (i) shall, when made, be true and correct in all material respects and (ii) shall be true and correct as if made as of the Closing Date (unless such representation or warranty is, by its terms, made only as of a specific other date and time), except, in the case of (ii), for such inaccuracies as would not be reasonably expected to have a Material Adverse Effect.

                           (b)      The Company shall have performed,  in all
material respects, and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

                           (c)      The Company shall have obtained all
consents, approvals, authorizations and permits referred to in Section 8.2(c) of the Company Disclosure Letter.

                           (d) Baxter and  Merger Sub shall have  received  from
the Company an officer's certificate, executed on behalf of the Company by an authorized officer confirming, to such officers' knowledge, that the conditions set forth in Sections 8.2(a) and (b) have been complied with.

                           (e)  From  the  date of this  Agreement  through  the
Effective Time, no event shall have occurred which shall be reasonably likely to result or shall have resulted in a Material Adverse Effect.

                           (f) Baxter and  Merger  Sub shall  have  received  an
opinion from Cooley Godward LLP, special counsel to the Company, substantially in the form of Annex C attached hereto, subject to such exceptions and qualifications as are customary for such counsel and opinions of such type.

                           (g)  Such  Key  Existing   Employees   designated  in
paragraphs (A) and (B) on Schedule 6.5 of the Company Disclosure Letter shall have entered into employment or other agreements for the periods and on such other terms substantially as set forth in the Company Disclosure Letter.

                           (h) The aggregate  number of shares of Company Common
Stock constituting Dissenting Shares shall be less than seven percent of the outstanding shares of Company Common Stock immediately prior to the Effective Time.

                  Section 8.3 Conditions of Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the Company:

                           (a)      The representations and warranties of Baxter
and Merger Sub set forth in this Agreement (i) shall, when made, be true and correct in all material respects and (ii) shall be true and correct as if made as of the Closing Date (unless such representation or warranty is, by its terms, made only as of a specific other date and time), except, in the case of (ii), for such inaccuracies which would not be reasonably expected to have a Baxter Material Adverse Effect.

                           (b)      Baxter and Merger Sub shall have  performed
and complied, in all material respects, with all obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

                           (c)      Baxter and Merger Sub shall have obtained
all consents, approvals, authorizations and permits referred to in Section 4.6.

                           (d) The Company  shall have  received from Baxter and
Merger Sub an officer's certificate executed on behalf of each of Baxter and the Merger Sub by an authorized officer confirming, to such officer's knowledge, that the conditions set forth in Sections 8.3(a) and 8.3(b) have been complied with.

                           (e)      The Company shall have received an opinion
from Thomas J. Sabatino, Jr., Corporate Vice President and General Counsel of Baxter, substantially in the form of Annex D attached hereto, subject to such exceptions and qualifications as are customary for such counsel and opinions of such type.

                           (f)  From  the  date of this  Agreement  through  the
Effective Time, no event shall have occurred which shall be reasonably likely to result or shall have resulted in a Baxter Material Adverse Effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a)      By Mutual Consent.  By mutual consent of the
Board of Directors of Baxter and the Board of Directors of the Company.

                           (b)      By Baxter and Merger Sub or the Company.  By
the Board of Directors of Merger Sub, Baxter or the Company:

                                    (i)     if the Merger shall not have been
consummated on or prior to July 31, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in, the failure of the Merger to be consummated on or prior to such date; or

                                    (ii) if a court of competent jurisdiction or
other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                                    (iii) if (a) the Special Meeting  (including
any adjournments thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger, and (b) the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Special Meeting shall not have been obtained.

                           (c) By the Company.  By the Board of Directors of the
Company:

                                    (i)     if, prior to the  Effective  Time,
the Company shall have (A) accepted a Superior Proposal in compliance with the terms of Section 5.3 hereof and (B) paid or caused to be paid the fee provided for in Section 10.1(b) hereof; or

                                    (ii) if, prior to the  Effective  Time,  (A)
the Company is not in material breach of this agreement, (B) Baxter or Merger Sub breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in a manner which would cause any of the conditions contained in Sections 8.3(a) or 8.3(b) not to be satisfied, and (C) such breach or failure, if curable, shall not have been cured in all material respects by Baxter or Merger Sub within thirty days following receipt by Baxter of written notice from the Company describing such breach or failure.

                           (d)      By Baxter.  By the Board of Directors of
Baxter:

                                    (i)     if (A)  neither  Baxter nor Merger
Sub is in material breach of this Agreement and (B) prior to the Effective Time, the Board of Directors of the Company shall have withdrawn, or modified or changed (including by amendment to the Proxy Statement/Prospectus) in a manner adverse to Baxter or Merger Sub its approval or recommendation of the Merger or this Agreement, or shall have recommended a Superior Proposal; or

                                    (ii) if prior  to the  Effective  Time,  (A)
neither Baxter nor Merger Sub is in material breach of this Agreement, (B) the Company breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in a manner which would result in any of the conditions in
Section 8.2(a) or 8.2(b) not being satisfied, and (C) such breach or failure, if curable, shall not have been cured in all material respects by the Company within thirty days following receipt by the Company of written notice from the Baxter or Merger Sub describing such breach or failure.

                  Section 9.2 Effect of Termination and Abandonment. In the event of termination of this Agreement as provided in Section 9.1 above, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Baxter and Merger Sub, or any of them, or the Company, or their respective officers, directors or employees, except (a) for fraud or for material willful breach of this Agreement and (b) as set forth in this Section 9.2, in Section 10.1 hereof and in the Confidentiality Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 Fees and Expenses. (a) Except as contemplated by this Agreement, including Section 10.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                           (b)      If (A) this Agreement is validly  terminated
by the Company pursuant to Section 9.1(c)(i) and (B) at the time of such termination, neither Baxter nor Merger Sub shall be in breach of this Agreement in any material respect and there shall not have occurred and continue to exist a Baxter Material Adverse Effect, then, concurrently with such termination, the Company shall pay or cause to be paid to Baxter (by wire transfer) an amount equal to $5.0 million.

                           (c) If (A) this  Agreement is validly  terminated  by
Baxter pursuant to Section 9.1(d)(i), and (B) at the time of such termination, neither Baxter nor Merger Sub shall be in breach in any material respect of this Agreement and there shall not have occurred and continue to exist a Baxter
Material Adverse Effect, then, within three business days after such termination, the Company shall pay or cause to be paid to Baxter (by wire transfer) an amount equal to $5.0 million.

                           (d)      If (A) this Agreement is validly terminated
by the Company or by Baxter pursuant to Section 9.1(b)(iii), (B) an Acquisition Proposal shall have been made and publicly announced at or prior to the Special Meeting (or any adjournment or postponement thereof), (C) an Acquisition Proposal shall have been consummated within six months of the date of such termination and (D) at the time of termination of this Agreement pursuant to
Section 9.1(b)(iii), neither Baxter nor Merger Sub shall be in breach in any material respect of this Agreement and there shall not have occurred and continue to exist a Baxter Material Adverse Effect, then, upon consummation of such Acquisition Proposal, the Company shall pay or cause to be paid to Baxter (by wire transfer) an amount equal to $5.0 million.

                  Section 10.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, based upon action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

                  Section 10.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

                  Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to Baxter or Merger Sub, to:

                                    c/o Baxter International Inc.
                                    One Baxter Parkway
                                    Deerfield, Illinois  60015
                                    Telecopy No.:  (847) 940-6271
                                    Attention:  General Counsel

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California 90071-3144
                                    Telecopy No.: (213) 687-5600
                                    Attention: Joseph J. Giunta

                           (b)      if to the Company, to:

                                    Somatogen, Inc.
                                    2545 Central Avenue, Suite FD1
                                    Boulder, CO  80301-2857
                                    Telecopy No.:  (303) 440-3013
                                    Attention:  President and Chief Executive
                                    Officer

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Cooley Godward LLP
                                    2595 Canyon Boulevard, Suite 250
                                    Boulder, Colorado  80302-6737
                                    Telecopy No.:  (303) 546-4099
                                    Attention:  James C.T. Linfield

                  Section 10.5 Definitions; Interpretation. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 10.6 Specific Performance. In addition to any other remedies available at law, or in equity, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than federal or state court sitting in the State of Delaware.

                  Section 10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  Section 10.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b), except as provided in Section 6.1(d) hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or to another authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 10.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to the conflicts of laws principles thereof).

                  Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Baxter or to any, direct or indirect, wholly owned subsidiary of Baxter. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, each of Baxter, Merger Sub and the Company has caused this Agreement to be executed on its behalf by its duly authorized officers hereunder all as of the date first above written.

                                   BAXTER INTERNATIONAL INC.



                                   By:    Harry M. Jansen Kraemer, Jr.
                                   Name:  Harry M. Jansen Kraemer, Jr.
                                   Title:    President



                                   RHB1 ACQUISITION CORP.



                                   By:    John F. Gaither, Jr.
                                   Name:  John F. Gaither, Jr.
                                   Title:    Vice President



                                   SOMATOGEN, INC.



                                   By:    Andre de Bruin
                                   Name:  Andre de Bruin
                                   Title: President and CEO

                            Baxter International Inc.

No.                             Certificate for ____  Contingent Payment Rights


                  This certifies that, or registered assigns (the "Holder"), is the registered holder of the number of Contingent Payment Rights ("CPRs") set forth above. Each CPR entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to payments from Baxter International Inc., a Delaware corporation (the "Company"), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement referred to on the reverse hereof. Such payment shall be made on each Payment Date or, if earlier, the Redemption Date or the Default Payment Date, each as defined in the Agreement referred to on the reverse hereof.

                  Payment of any amounts pursuant to this CPR Certificate shall be made only to the registered Holder (as defined in the Agreement) of this CPR Certificate. Such payment shall be made in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by wire transfer or check payable in such money. First Trust National Association has been initially appointed as Paying Agent in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this CPR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CPR Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                      Baxter International Inc.



                                            By______________________________







Attest:



___________________________

Authorized Signature

                      [Form of Reverse of CPR Certificate]

                  This CPR Certificate is issued under and in accordance with the Contingent Payment Rights Agreement, dated as of [insert date], 1998 (the "Agreement"), between the Company and First Trust National Association, a national association, as trustee (the "Trustee," which term includes any successor Trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this CPR Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the CPRs. All capitalized terms used in this CPR Certificate without definition shall have the respective meanings ascribed to them in the Agreement. Copies of the Agreement can be obtained by contacting the Trustee.

                  Subject to extension or earlier redemption as hereinafter provided, until March 15, 2008, the Company shall pay to the Holder hereof on March 15 and September 15 of each year (or if such day is not a Business Day, without accruing any interest, on the next succeeding Business Day), beginning March 15, 1999, or if such day is not a Business Day, without accruing any interest, on the next Business Day (as the same may be extended, each a "Payment Date"), for each CPR represented hereby, a pro rata portion of the Contingent Payment with respect to the Payment Measuring Period ended immediately prior to such Payment Date, unless the CPR(s) represented by this CPR Certificate shall have been redeemed as provided for herein; provided, that in no event shall the aggregate of all Contingent Payments with respect to each CPR exceed two dollars ($2.00) and, provided, further, that in no event shall the Company be required to a make a payment on any Payment Date in an amount less than $0.05 per CPR and such amounts which would otherwise be payable on such Payment Date shall (x) be aggregated with the amount payable with respect to the next Payment Measuring Period and (y) not bear interest except on a Default Payment Date.

                  The   "Contingent   Payment,"  with  respect  to  any  Payment
Measuring Period, equals five percent of the Net Sales that are attributable to the commercial sale of Products.

                  "Net Sales" means the actual gross amount invoiced by the Company, its Affiliates, licensees or distributors for the sale of Products to any third parties during a Payment Measuring Period less: (a) direct transportation charges, including insurance; (b) trade, quantity and other discounts and rebates actually allowed and taken to the extent customary in the trade; and (c) allowances or credits, including but not limited to, allowances or credits to customers on account of rejection or return of the Products; provided that (i) a sale or transfer to an Affiliate of the Company for resale by such Affiliate shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate shall be a sale for such purposes, and the term "sale" shall include a transfer or other disposition to a customer;
(ii) Net Sales shall not include reserves for bad debts or allowances, credits or rebates not covered above; and (iii) a sale of Products shall occur at the earlier of (a) the transfer of title in such Products to a third party or (b) the shipment of such Products from the manufacturing or warehouse facilities of the manufacturer of such Products to a third party.

                  Net Sales shall not include license fees or other advance payments received by the Company from a licensee or distributor of the Products which is not derived from sales of Products, but shall include the Net Sales of such licensee or distributor.

                  "Payment Measuring Period" means (i) the period from the Effective Date to December 31, 1998 and (ii) each six month period ended June 30 and December 31 thereafter, through and including the Final Payment Date.

                  "Products" shall mean all products in which the primary active ingredient is human hemoglobin, or derivatives, mutants or modifications thereof, which have been produced in culture of microbial cells (including yeast cells) which have been modified using Somatogen Recombinant Hemoglobin Technology (other than clinical indications for any such Products that are in clinical trials as of the date of the Merger Agreement).

                  "Somatogen Recombinant Hemoglobin Technology" shall mean all technology owned by or licensed to Somatogen on or prior to the Effective Date, which involves the use of recombinant DNA techniques.

                  If for any reason the Contingent Payment has not been finally determined as of the Payment Date, then the Payment Date will be automatically extended until the date that is the seventh Business Day after the date of which the Contingent Payment has been finally determined.

                  The CPRs will be redeemable, in whole or in part, at any time and from time to time, at the option of the Company at a redemption price for each CPR represented hereby equal to $2 less all Contingent Payments made or provided for, through the Redemption Date. The Agreement does not prohibit the Company from otherwise acquiring CPRs.

                  The Contingent Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by its check or wire transfer payable in such money. First Trust National Association has been initially appointed as Paying Agent in the Borough of Manhattan, The City of New York.

                  If an Event of Default occurs and is continuing, either the Trustee may or if the Holders holding an aggregate of at least fifty percent of the Outstanding CPRs, by notice to the Company and to the Trustee shall bring suit to recover all amounts then due and payable, with interest at the Default Interest Rate from the Default Payment Date through the date payment is made or duly provided for.

                  In the event that, it is finally determined that no amount is payable on the CPRs to the Holder on any Payment Date, the Company shall give the Trustee notice of such determination. The failure to give such notice or any defect therein shall not affect the validity of such determination.

                  The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of CPRs under the Agreement at any time by the Company and the Trustee with the consent of the holders of a majority of the CPRs at the time outstanding.

                  No reference  herein to the Agreement and no provision of this
CPR Certificate or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the times, place and amount, and in the manner, herein prescribed. The Holder of this CPR Certificate, by acceptance hereof, agrees that the Company has no obligation to initiate or continue research, development or commercialization activities with respect to Products or any of the Somatogen Recombinant Hemoglobin Technology and, in its sole subjective discretion, the Company may abandon efforts to research, develop or commercialize such technology or Products.

                  The  Agreement  provides  that the  Trustee  shall  receive an
Officers' Certificate, on or before each Payment Date, certifying the Consolidated Revenues from sales of Products. The Agreement also provides that
The Company shall not transfer (other than transfers to Subsidiaries and Affiliates) the Somatogen Recombinant Hemoglobin Technology unless the transferor agrees to be bound by the Agreement to the same extent as the Company is then bound thereby, whereupon the Company shall be released from any obligation under the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the CPRs represented by this CPR Certificate is registrable on the Security Register, upon surrender of this CPR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to The Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CPR Certificates, for the same amount of CPRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of First Trust National Association [insert address of trustee] as the office for registration of transfer of this CPR Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, this CPR Certificate is exchangeable for one or more CPR Certificates representing the same number of CPRs as represented by this CPR Certificate as requested by the Holder surrendering the same.

                  No service charge will be made for any registration of transfer or exchange of CPRs, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

                  Prior to the time of due presentment of this CPR Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CPR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  Neither the Company nor the Trustee has any duty or obligation to the holder of this CPR Certificate, except as expressly set forth herein or in the Agreement.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

this is one of the CPR Certificates referred to in the within-mentioned
Agreement.


                                              FIRST TRUST NATIONAL
                                              ASSOCIATION,
                                              Trustee and Transfer
                                              Agent and Registrar



Dated: ____________________

                                              By _____________________________
                                                      Authorized Signatory

                                                                        ANNEX B
                            FORM OF AFFILIATE LETTER



                                     [Date]



Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois  60015
Attention: General Counsel

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of Somatogen, Inc., a Delaware corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 23, 1998 (the "Merger Agreement"), by and among Baxter International Inc., a Delaware corporation ("Baxter"), RHB1 Acquisition Corp., a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger").

                  Pursuant to the Merger all of the shares of capital stock of the Company owned by the undersigned will be converted into the right to receive a certain number of shares of Common Stock, par value $1.00 per share, of Baxter ("Baxter Shares"), and the right to receive a Contingent Payment Right (as described in the Merger Agreement) pursuant to the terms of the Merger Agreement.

                  I represent, warrant and covenant to Baxter that, with respect to all Baxter Shares received as a result of the Merger:

                  (a) I shall not make any sale, transfer or other disposition of the Baxter Shares or the Contingent Payment Rights in violation of the Securities Act or the Rules and Regulations.

                  (b) I have carefully read this letter and the Merger Agreement and the Contingent Payment Rights Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Baxter Shares or the Contingent Payment Rights with my counsel or counsel for the Company.

                  (c) I have been advised that the issuance of Baxter Shares to me pursuant to the Merger has been registered with the Commission under the Securities Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Baxter Shares or the Contingent Payment Rights has not been registered under the Securities Act, therefore I may not sell, transfer or otherwise dispose of Baxter Shares or the Contingent Payment Rights issued to me in the Merger unless
(i) such sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Securities Act, or (ii) in the opinion of counsel reasonably acceptable to Baxter or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

                  (d) I understand that, except as provided for under the Merger Agreement, Baxter is under no obligation to register under the Act the sale, transfer or other disposition of Baxter Shares or the Contingent Payment Rights by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (e) I understand that Baxter will give stop transfer instructions to Baxter transfer agents with respect to the Baxter Shares and Contingent Payment Rights received by me pursuant to the terms of the Merger Agreement and that the certificates for such Baxter Shares and Contingent Payment Right issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED [ ], 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND BAXTER INTERNATIONAL INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BAXTER INTERNATIONAL INC."

                  (f) I also understand that unless the transfer by me of Baxter Shares or Contingent Payment Rights received pursuant to the terms of the Merger Agreement has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Baxter reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) a sale is effected in compliance with the provisions of Rule 145(d)(1), (ii) one year shall have elapsed from the date the undersigned acquired the Baxter Shares and the Contingent Payment Rights received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the Baxter Shares and the Contingent Payment Rights received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned or (iv) Baxter has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Baxter or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.

                  Baxter agrees that, for a period of at least three years after the effective date of the Merger, it will make publicly available the information required by, and in the manner specified by, Rule 144(c), or any successor rule thereto, under the Securities Act.


                                                Sincerely,



                                                _____________________________
                                                Name:

Accepted this __ day of __________ , 1998:

BAXTER INTERNATIONAL INC.



By:________________________________
         Name:
         Title:

                                                                      ANNEX C
                               FORM OF OPINION OF
                               COOLEY GODWARD LLP

                  1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification, other than jurisdictions in which the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.

                  2. The Company has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement and the consummation by the Company of the Merger have been duly authorized by all requisite corporate action on the part of the Company.

                  3. Assuming the due authorization, execution and delivery of the Agreement by each of Merger Sub and Baxter, the Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

                  4. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations under the Agreement, in accordance with its terms, does not (i) conflict with the Certificate of Incorporation or the Bylaws, (ii) constitute a violation of or a default under or require any consent or waiver under any Applicable Contracts (as hereinafter defined), (iii) conflict with or result in a violation of an order, writ, judgment or decree known to us which the Company is a party or is subject. "Applicable Contracts" means those agreements or instruments identified in Sections 3.14 of the Company Disclosure Letter.

                  5. Neither the execution, delivery or performance by the Company of the Agreement nor the compliance by the Company with the terms and provisions thereof contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean the DGCL and those laws, rules and regulations of the State of Colorado and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Agreement.

                  6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution or delivery or performance of the Agreement by the Company. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any regulatory or governmental authority (other than the FDA, as to which such counsel need express no opinion) pursuant to Applicable Laws.

                  7. The Proxy Statement/ Prospectus, as of its date and the date of the Special Meeting insofar as they describe the Company, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations (the "Rules and Regulations") of the Commission under the Securities Act, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus.

                  8. Such counsel does not know of any contracts or documents required to be filed as exhibits to the Company SEC Reports required to described therein which were not so filed or described as required, and such contracts and documents as are required by the Act to be so described in the Company SEC Reports were fairly described in all material respects.

                  9. The authorized capital stock of the Company is as set forth in Section 3.2 of the Agreement, and to the best of such counsel's knowledge, except as set forth in the Agreement and the Company Disclosure Letter, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

                  10.  To  such  counsel's   knowledge,   there  is  no  action,
proceeding or investigation pending or threatened against the Company before any court or administrative agency that questions the validity of the Agreement.

                                                                      ANNEX D
                           FORM OF OPINION
                     THOMAS J. SABATINO, JR.
       CORPORATE VICE PRESIDENT AND GENERAL COUNSEL OF BAXTER


                  1. Each of Baxter and Merger Sub have been duly organized and are validly existing and in good standing under the laws of the State of Delaware.

                  2. Each of Baxter and Merger Sub have the corporate power and corporate authority to enter into the Agreement, the CPRs and the CPR Agreement and to consummate the transactions contemplated thereby.

                  3. All requisite corporate action on the part of Baxter or Merger Sub, as applicable, to authorize the execution and delivery of each of the Agreement, the CPRs and the CPR Agreement and the consummation by Baxter and Merger Sub, as applicable, of the transactions contemplated thereby have been duly and validly taken.

                  4. The Agreement has been duly and validly executed and delivered by Baxter and Merger Sub, and assuming the due authorization, execution and delivery of the Agreement by the Company, the Agreement is a valid and binding obligation of each of Baxter and Merger Sub, enforceable against each of Baxter and Merger Sub in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

                  5. The CPR Agreement has been duly and validly executed and delivered by Baxter, and assuming the due authorization, execution and delivery of the CPR Agreement by the Trustee, the CPR Agreement is a valid and binding obligation of Baxter, enforceable against Baxter in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity); and the CPRs, when authenticated in accordance with the terms of CPR Agreement, will be entitled to the benefit of the CPR Agreement and enforceable against Baxter in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

                  6. Upon issuance of shares of Baxter Common Stock pursuant to the Agreement, such shares of Baxter Common Stock will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.